     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
     REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION.

Date: October 20, 1997                      Warrant No. 1997-S-02

               CURTIS MATHES HOLDING CORPORATION
                     STOCK PURCHASE WARRANT

Registered Owner:   J.P. Carey, Inc.

     For value received, CURTIS MATHES HOLDING CORPORATION, a Texas corporation, (the ''Corporation'') grants the following rights to the registered owner of this Warrant:

     (a) RESTRICTED STOCK; REGISTRATION. The shares of Common Stock of the Corporation purchased upon exercise of this Warrant (''Restricted Stock'') or purchasable upon exercise of this Warrant (''Underlying Stock'') shall not be transferable except upon the conditions stated below, which are intended to insure compliance with federal and state securities laws. The certificates representing these shares of stock, unless the same are registered prior to exercise of this Warrant, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     ''The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel satisfactory in form and substance to counsel for the
     Corporation that the transaction shall not result in a violation of state or federal securities laws.''

     (b) ISSUE. Upon tender to the Corporation (as defined in paragraph (f) hereof), the Corporation shall issue to the registered owner hereof up to the number of shares specified in paragraph (c) hereof of fully paid and nonassessable shares of Common Stock of the Corporation that the registered owner is otherwise entitled to purchase.

     (c) NUMBER OF SHARES. The total number of shares of Common Stock of the Corporation that the registered owner of this Warrant is entitled to receive upon exercise of this Warrant is One Hundred Thousand (100,000) shares. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

     (d)   EXERCISE  PRICE.     The exercise price of this  Warrant,  the
price at which the shares of stock purchasable upon exercise of this Warrant may be purchased, is One and one-half Dollars ($1.50) per share.

     (e) EXERCISE PERIOD. Provided, that this Warrant may only be exercised up to and including October 19, 2000 (''Exercise Period''). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

     (f) TENDER. The exercise of this Warrant must be accomplished by actual delivery of the Exercise Price in cash, certified check, or official bank draft in lawful money of the United States of America, and by actual delivery of a duly executed exercise form, a copy of which is attached to this Warrant as Exhibit ''1'', properly executed by the registered owner of this Warrant, and by surrender of this Warrant. The payment and exercise form must be delivered, personally or by mail, to the registered office of the Corporation. Documents sent by mail shall be deemed to be delivered when they are received by the Corporation.

     IN WITNESS WHEREOF, the Corporation has signed this Warrant by its duly authorized officers effective as of October 20, 1997.

                              CURTIS MATHES HOLDING CORPORATION



Corporate Seal                By:  __________________________________
                              F. Shelton Richardson, Jr., Vice President

                          EXHIBIT "1"


                     Warrant Exercise Form


TO:  CURTIS MATHES HOLDING CORPORATION


     The undersigned hereby: (1) irrevocably subscribes for and offers to purchase One Hundred Thousand (100,000) shares of Common Stock of CURTIS MATHES HOLDING CORPORATION, pursuant to Warrant No. 1997-S-02 heretofore issued to the undersigned on October 20, 1997; (2) encloses payment of One Hundred Fifty Thousand and No/100 Dollars ($150,000) for these shares at a price of One and one-half Dollars ($1.50) per share; and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

     Date:     ____________________

INVESTOR NAME: J.P. Carey, Inc.

By:  ______________________________
Printed Name:  ____________________
Title:         ____________________
Address:       ____________________
               ____________________

Signature guaranteed by: